FORM OF

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of September ___, 2000, by and between SI DIAMOND TECHNOLOGY, INC., a Texas corporation (the "Company") and the subscriber (hereinafter referred to as "Subscriber" or "Investor") to the Company's offering ("Offering") of its Common Stock pursuant to the Regulation D Subscription Agreements between the Company and the Subscriber (the "Subscription Agreements") executed as of September ___, 2000.

         1.       Definitions. For purposes of this Agreement:
                  -----------

                  (a) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document with the Securities and Exchange Commission (the "SEC") in compliance with the Securities Act of 1933, as amended (the "Act") and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) The term "Registrable Securities" means the shares of the Company's Common Stock, together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock (the "Common Stock"), issued to Subscriber in the offering as identified in the Subscription Agreements);

                  (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof;

                  (d) The terms "Offering" and "Closing" shall have the meanings ascribed to them in the Subscription Agreements.

         2.       Voluntary Registration.
                  ----------------------

                  (a) Notwithstanding any other obligation as identified in this Agreement, the Company shall use its reasonable best efforts to voluntarily register all of the Registrable Securities received by the Holder pursuant to the Subscription Agreements (the "Holder's Shares") under the Act and any state acts within forty-five (45) days from the date of this Agreement (the "Post-Effective Amendment Registration Period") by filing a post-effective amendment to the Company's Registration Statement on Form S-3 previously filed with the SEC on July 17, 2000 (the "Registration Statement").

                  (b) The Holder whose Holder's Shares are to be included in any registration statement or amended registration to be filed by the Company with the SEC pursuant to the Act and this Agreement shall furnish the Company with such appropriate information as the Company shall reasonably request in writing concerning the Holder as is necessary for the Company to comply with the disclosure requirements of the Act, and the rules and regulations promulgated thereunder. Following the effective date of any such registration statement, the Company shall, upon the reasonable request of the Holder, supply such number of prospectuses meeting the requirements of the Act as shall be requested by such Holder to permit such Holder to make a public offering of all the shares of such Holder included therein. The Company shall exercise good faith efforts to qualify the Holder's Shares for sale in such states as the Holder shall reasonably designate.

         3. Obligations to Increase the Number of Available Shares. In the event
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that the number of shares  available  under the  amendment  to the  Registration
Statement to be filed pursuant to Section 2 above is insufficient to cover all of the Holder's Registrable Securities then outstanding, then:

                  (a) If the Company's efforts pursuant to the foregoing Section 2(a) result in less than seventy-five percent (75%) of the Holder's Shares being registered under the Act, then and in that event, the Company shall use it's best reasonable efforts to file a new registration statement so as to cover all of the Holder's Shares then outstanding. The Company shall file such amendment or new registration within sixty (60) days of the date that the Post-Effective Amendment Registration Period under Section 2 expires; or

                  (b) If the Company's  efforts pursuant to the foregoing clause
(a) result in seventy-five percent (75%) or more of the Holder's Shares being registered under the Act, then and in that event, if the Company at any time thereafter elects, or proposes, to register any of its authorized capital stock under the Act with the SEC pursuant to which shares of the Company's Common Stock owned by any shareholder of the Company may be registered, the Company shall give prompt written notice (the "Registration Notice") to the Holder of its intentions to register the Common Stock. Within fifteen (15) days after the Registration Notice shall have been given to the Holder, the Holder shall give written notice to the Company (the "Holder's Notice") stating the number of Registrable Shares the Holder desires the Company to register (the Holder's Shares"). The Company shall use its best efforts to register the Holder's Shares under the Act and any state acts.

                  (c) Anything contained herein to the contrary notwithstanding, the Company has the right to withdraw and discontinue registration of the Holder's Shares at any time prior to the effective date of any such registration statement if the registration of the Holder's Shares is withdrawn or discontinued.

         4.       Obligations of the Company.  Whenever  required under this
                  --------------------------
Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) With respect to any registration statement filed pursuant to this Agreement, keep such registration statement effective until the earlier of (i) the date upon which the Holders of Registrable Securities covered by such registration statement shall have sold such Registrable Securities; or (ii) one
(1) year after the date of the Closing of the Offering.

                  (d) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (f) As promptly as practicable after becoming aware of such event, notify each Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                  (g) Provide Holders with written notice of the date that a registration statement registering the resale of the Registrable Securities is declared effective by the SEC.

                  (h) Provide Holders and their representatives the opportunity to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it relates to information contained in the registration statement, subject to all information received by the Holders and their representatives being kept confidential.

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

         5.  Furnish  Information.  It shall  be a  condition  precedent  to the
             --------------------
obligations of the Company to take any action pursuant to this Agreement with regard to each selling Holder that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

         6.  Expenses of  Registration.  All expenses,  other than  underwriting
             -------------------------
discounts and commissions and fees and expenses of counsel to the selling Holders, incurred in connection with the registrations pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

         7.       Indemnification.  In the event any Registrable Securities  are
                  ---------------
 included in a registration  statement  under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

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

                  (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 7(b) exceed the net purchase price of securities sold by such Holder under the registration statement.

                  (c) Promptly after receipt by an indemnified  party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any


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

reason, the Company and each Holder of Registrable Securities agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holders of Registrable Securities may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses;
provided, however, that in no case shall any Holder be responsible for any amount in excess of the net purchase price of securities sold by it under the registration statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a holder of Registrable Securities within the meaning of either the Act or the 1934 Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the 1934 Act and each director of the Company, and each officer of the Company who has signed the registration statement, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The  obligations  of the Company  and  Holders  under this
Section 7 shall survive the redemption and conversion, if any, of the Common Stock, the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

         8. Reports Under Securities Exchange Act of 1934. With a view to making
            ---------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and



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

documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

         9.  Notices.  All notices  required or permitted  under this  Agreement
             -------
shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758, Telephone No. (512) 339-5020, Facsimile No. (512) 248-620-5037, and
(ii) the Holders at their respective last address as the party shall have furnished in writing as a new address to be entered on such register. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the facsimile.

         10. Termination. This Agreement shall terminate on the earlier to occur
             -----------
of (a) the date that is one (1) year from the date of the Closing or (b) the date the resale by Holders of all Registrable Securities described in any registration statement filed pursuant to this Agreement is completed; but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination or (ii) other indemnification obligations under this Agreement.

         11.  Assignment.  No  assignment,  transfer or  delegation,  whether by
              ----------
operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement); and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Shares are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

         12.      Miscellaneous.
                  -------------

                  (a)      Governing  Law. This  Agreement  shall be governed by
                           --------------
and construed in accordance with the laws of the State of Texas without giving effect to conflict of laws.

                  (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.


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

                  (c) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  (e) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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

         The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                                        SI DIAMOND TECHNOLOGY, INC.

                                        By: _______________________________
                                        Name:______________________________
                                        Title: ____________________________



                               SUBSCRIBER(S)

                                        Subscriber's Name:


                                        By:__________________________________


                                        By:__________________________________



                                    Address: